SECURITIES AND EXCHANGE COMMISSION
                                Washington, 20549
                               -------------------

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


        Date Of Report (Date Of Earliest Event Reported) February 1, 2001

                                  Nestor, Inc.
              ----------------------------------------------------
             (Exact Name Of Registrant As Specified In Its Charter)


                                    Delaware
                 ----------------------------------------------
                 (State or other jurisdiction of incorporation)





             0-12965                             13-3163744
       ------------------------      ------------------------------------
       (Commission File Number)      (I.R.S. Employer Identification No.)




    One  Richmond  Square,  Providence,  Rhode  Island         02906
    ------------------------------------------------------------------------
        (Address of principal  executive offices)           (Zip Code)

        Registrant's telephone number, including area code (401) 331-9640


                                       N/A
          -------------------------------------------------------------
          (Former name or former address, if changedsince last report.)

Item 5. Other Events.

          Nestor, Inc. ("Nestor") and ACI Worldwide Inc. ("ACI") entered into a License Agreement dated and effective as of February 1, 2001 pursuant to which Nestor granted to ACI a world-wide, perpetual, non-revocable, non-transferable and non-exclusive license (the "License") in the field of use of fraud detection (including money laundering detection) in electronic payments. ACI may brand, customize and extend the Software Products as defined in the License as well as use the software Programs as a development platform to develop new functions and new end-user products or applications subject to the terms and conditions of the License. Under the terms of the License ACI will also license the source code, pay initial and guaranteed minimum license fees during the first year in the aggregate of $1,576,650 and in addition an ongoing license fee of 15% for license and maintenance (however denominated) of the Software Products from sub-licensing the Software Products or software containing any part of the Software Products, provided however, for purposes of calculating the amount due Nestor in any individual sublicense, ACI shall not consider any discount of the list price of the Software Program as provided for in Paragraph 1.5 of the License. The License granted is for products that presently constitute a substantial portion of the present gross income of Nestor.

Item 7. Financial Statements and Exhibits.

        (c)    Exhibits.

               A. License Agreement dated and effective as of February 1, 2001 between ACI Worldwide Inc. as Licensee and Nestor, Inc. as Licensor.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Date:    February 9, 2001
                                               NESTOR, INC.



                                               By:  /s/ David Fox
                                                  -----------------------------
                                                  David Fox, President and
                                                  Chief Executive Officer